Exhibit 99.2

CORPORATE PARTICIPANTS

 Thomas Peck

 Duke Realty Corporation - SVP, IR

 Matthew Cohoat

 Duke Realty Corporation - SVP & Corporate Controller

 Dennis Oklak

 Duke Realty Corporation - President & COO

 Robert Fessler

 Duke Realty Corporation - Regional EVP

 Robert Chapman

 Duke Realty Corporation - Regional VP

 John Guinee

 Duke Realty Corporation - EVP & CIO

CONFERENCE CALL PARTICIPANTS

 Gregory White

 Morgan Stanley - Analyst

 Paul Adornato

 Cobblestone Research - Analyst

 Louis Taylor

 Deutsche Banc - Analyst

 Jonathan Stewart

 Merrill Lynch - Analyst

 Gary Boston

 Smith Barney - Analyst

Johnathan

 Smith Barney - Analyst

 Lee Schalop

 Banc of America Securities - Analyst

 Chris Haley

 Wachovia Securities - Analyst

INAUDIBLE

 Corinthian Partners - Analyst

 James Sullivan

 Green Street Advisors

PRESENTATION

Operator

 Ladies and gentlemen, thank you for standing by and welcome to the Duke Realty quarterly earnings conference call. At this time, all participants are in a listen-only mode. Later, we will conduct a question and answer session. Instructions will be given at that time.

If you should require assistance during the call, please press star then 0. As a reminder, today’s conference is being recorded. I would now like to turn the conference over to Tom Peck, Senior Vice President of Investor Relations for Duke Realty. Please go ahead.

 Thomas Peck  - Duke Realty Corporation - SVP, IR

 Thank you, Vicki. Good afternoon, everyone and welcome to our third quarter conference call. Joining me today is Tom Hefner, our Chairman and Chief Executive Officer. Dennis Oklak, President and Chief Operating Officer; Bob Chapman and Bob Fessler, Regional Executive Vice Presidents; Howard Feinsand, EVP and General Counsel; John Guinee, Chief Investment Officer and Gene Zink, Vice Chairman and CFO. Also, Matt Cohoat, Senior Vice President and Corporate Controller, Donna Hovey, Vice President of Marking Services and Shona Bedwell, Manager of Investor Relations.

In just a minute, Denny Oklak will take over and make our prepared statements. But first, I need it tell you we will probably make some forward-looking statements today and that those statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Some of those risk factors include our continued qualification as a REIT, general business and economic conditions, competition, increases in real estate construction costs, interest rates, accessibility of the capital markets and other risks inherent in the real estate business.

If you’d like more information about the risk factors, we have an 8K that we recently filed on July 25 this year that you can refer to. And with that, I’ll turn the call over to Denny.

 Dennis Oklak  - Duke Realty Corporation - President & COO

 Thank you, Tom. Good afternoon, everyone. There may actually be some light at the end of the tunnel. During the third quarter, we saw occupancy our portfolio increase by 100 basis points to 88.56%.

This is the first time the in-service portfolio has been over 88% leased since December of 2001. While we’re not proclaiming a full-scale turn around, we are seeing firming in many of our markets, particularly on the industrial side. We signed over 3.8 million square feet of new industrial leases and 2.3 million square feet of industrial renewals during the quarter. Our total Indianapolis industrial portfolio, which is nearly 20 million square feet, is now 95.46% leased.

We also had an outstanding quarter on renewals at 76.5%. This was consistent across all product types with the exception of CBD, which a minor part of our total portfolio. The bad news is that we’re seeing some deterioration in net effective rental rates on a large portion of these renewals. From an FFO standpoint, we continued our quarter-to-quarter growth with FFO of 62 cents per share. We also moved back into the positive year-to-year growth with a 6.9% increase over third quarter 2002.

FFO from our rental operations continued to trend up, reflecting some of the occupancy increase. Service operations held steady with a good volume of third party construction, as well as recognition of $1.2 million of our deferred gain on the sale of our landscaping operations, which is a carryover from the 2001 sale. Lease buyouts were down again, further reflecting a firming of the markets. The development part of our business continues to be weak. Our development starts for 2003 will be lower than both 2001 and 2002.

As with the overall leasing, some opportunities are out there on the industrial side, but the office side is silent. We are seeing some opportunity for acquisitions, mostly on the office side. During the third quarter, we closed on $99 million of acquisitions. We are paying particular attention to replacement cost per square foot and have been able to acquire prices which we believe are 15 to 20% below such costs.

We’re willing to take some risk with a good basis per square foot. The $99 million of acquisitions were 77% leased at closing, with an in-place yield of 9.04% and a projected stabilized yield of 9.89%. Our third party construction activity remains strong. We signed $101.7 million of new contracts during the third quarter, and the total contracts signed for the first nine months exceeds the annual total for both 2001 and 2002.

We continue our third party contract through relationship with major national customers, as well as penetrating new markets and product types. Fee percentage on the construction work continues to be below historic levels, because less of this work’s being done on our land, along with the fact that margins here, as in most other areas, are tighter right now. On the financing side, we continue to take advantage of the historic low interest rate environment while maintaining our strong balance sheet.

During the quarter, we issued $100 million of perpetual preferred stock with a dividend rate of 6 5/8ths. These proceeds will be used to retire our outstanding Series E Preferred shares, which are callable in January ‘04 and have a dividend rate of 8 1/4. This is a net reduction in cost of 162 basis points. Last week, we also issued $100 million of four-year notes with an interest rate of 3.63%. This four year term fits nicely into our debt maturity schedule. In the last 18 months, we have lowered our overall borrowing costs by 129 basis points. I’d like now to turn it over to Matt Cohoat to discuss some recent accounting issues.

 Matthew Cohoat  - Duke Realty Corporation - SVP & Corporate Controller

 Thanks, Denny. I would like to address two recent accounting pronouncements have been in the news as potentially affecting REIT financial reporting. During the quarter, we evaluated the effects of [INAUDIBLE] interpretation number 46, which relates to the accounting for joint ventures. The pronouncement is extremely complex and may result in financial reporting that’s not reflective of the true essence of the transactions.

However, FIN 46 will have no current effect on the company, as the accounting for each of our joint ventures, as either consolidated or unconsolidated, doesn’t change based upon this interpretation. As noted on our press release dated September 5, 2003, we also have adopted EITFD-42 as recently interpreted by the SEC. As a result, the difference between the net carrying value of preferred stock and the redemption value is charged to net income and FFO in the period of redemption.

We restated third quarter of 2002 to include $645,000 of such costs, which reduced the reported FFO per share for the quarter from 59 cents per share for fully diluted share to 58 cents per fully diluted share. Without this restatement, the growth in FFO per share for the third quarter of 2003 would have been 5.08% versus the 6.90% reported. Now I’d like to turn it back over to Denny.

 Dennis Oklak - Duke Realty Corporation - President & COO

 Thanks, Matt. From an FFO standpoint, our original guidance for 2003, which we provided at our December 2002 Investor Conference, was $2.40 to $2.55 per share. And this was before the effect of any of the preferred share redemptions Matt just mentioned.

We still expect to be within that range, but now would add that we expect to be in the lower 1/3 of that range. In summary, we’re beginning to see some positive signs on the industrial side, but office remains slow. We are cautiously optimistic that activity is picking up, but we still see a slow recovery.

We remain confident in all of our markets in our conservative balance sheet as activity begins to pick up. One final note: On October 3, 2003, we celebrated our 10th anniversary of being a public company. In looking back over these past 10 years, we wanted to mention some things that make us proud. Our initial offering price per share as adjusted for our 1997 stock split was $11.87.

On October 9th of this year, we closed at our all-time high of $30.08 a share. In addition, our cumulative dividends per share to date have been $13.31. For the 10-year period since our 1993 offering, we produced for our shareholders average annual total shareholder return of 17.0% compared to 10.1% for the [INAUDIBLE] equity index and 10.0 for the S&P 500. Our FFO per share increased nearly 140%, resulting in an average annual growth rate of 9.1%.

Our square footage has grown from 12 million to over 109 million as we expanded our business from 6 markets to 12 major markets throughout the midwest and southeast. We accomplished all of this while maintaining a conservative balance sheet, as our debt to total market capitalization ratio was only 31% at September 30th. We are proud of our performance and we thank you all for your support during these 10 years. We have built a great business, and we are fully prepared to meet the current market challenges and repeat our performance for the next 10 years. Now I’ll turn it back over to Tom Peck.

 Thomas Peck  - Duke Realty Corporation - SVP, IR

 Okay, Vicki, please explain the question and answer process.

QUESTION AND ANSWER

Operator

 Ladies and gentlemen, if you do wish to ask a question, press star then 1 on your touch-tone phone. You will hear a tone indicating you’ve been place in queue. You can remove yourself from the queue at any time by pressing the pound key. If you are using a speaker phone, please pick up your handset before pressing the numbers. Our first question comes from Gregory White with Morgan Stanley.

 Gregory White - Morgan Stanley - Analyst

 Hi, good afternoon, guys. Just a couple of quick questions here. Denny, you mentioned the potential sort of calling or redemption of the preferreds in January. I just wondered what do you expect the costs to be associated with that?

 Mathew Cohoat - Duke Realty Corporation - SVP & Corporate Controller

 They’ll be minimal, just dealing with the trustee to call them.

 Gregory White - Morgan Stanley - Analyst

 No, I mean in terms of like, you know, the – the new accounting measures, we don’t have any sort of develops to write off?

 Matthew Cohoat - Duke Realty Corporation - SVP & Corporate Controller

 It will be about 3 cents a share.

 Gregory White - Morgan Stanley - Analyst

 Okay. And then just, CNA came down fairly sharply year-over-year. Is that attributable to the increase in the development pipeline and the reallocation of expenses?

 Matthew Cohoat - Duke Realty Corporation - SVP & Corporate Controller

 Greg, this is Matt again, yes, that’s correct. It is our third party construction volume, is up fairly significantly and that’s – that’s the main – main reason, as well as we had significant leasing activity in the quarter.

 Gregory White - Morgan Stanley - Analyst

 Okay, so if that – if the volumes of both of those continue, I mean where – does G&A go down further or stop where it is now?

 Matthew Cohoat - Duke Realty Corporation - SVP & Corporate Controller

 It stops and it was a little bit lower, you know, we expect to have that quarterly run rate in the $6 million range.

 Gregory White - Morgan Stanley - Analyst

 Okay. And then just one last question, your lease renewal percentage ratio has gone up quite nicely, and obviously, you know, for the conditions look as though they’re sort of bottoming out a little bit here.

When do you start sort of being so aggressive on the TI’s and leasing commissions and stuff? And maybe even let renewal options drop down, maybe occupancies sort of stabilizing? When does pricing power come back?

 Dennis Oklak - Duke Realty Corporation - President & COO

 Greg, this is Denny. I think that’s a market to market determination.

We’re going to see – we’re going see some firming, maybe in ‘04 in a couple of markets, but most of it is going to be at least late ‘04 and into ‘05 as we start getting back up into the low 90% occupancy range before we see a true firming of that.

 Gregory White - Morgan Stanley - Analyst

 And what do you think the mark-to-market is on the portfolio for the space rolling next year?

 Dennis Oklak - Duke Realty Corporation - President & COO

 Again, I think we’ve said over the last couple of quarters that we’re probably seeing a roll down of between 5 and 15% in rental rates. I would see that continuing into 2004 with hopefully some firming of that in the – in the second half of 2004. But we’ll probably still have some rolldown all the way into early 2005, would be my sense.

 Gregory White - Morgan Stanley - Analyst

 Okay, thanks a lot, guys.

Operator

 Our next question is from the line of Paul Adanado of Cobblestone Research.

 Paul Adornato - Cobblestone Research - Analyst

 Hi, good afternoon. Looking at page 34 of the supplemental package, the value creation pipeline, I’m looking at the stabilized return for properties held for rental, and looking over the long-term we see the stabilized return generally drifting down from about the mid-11s to the low-10s. And during that same period, obviously, interest rates have come down substantially. Maybe you could talk a little bit about the overall spread that you’re earning on those projects, and how you evaluate them in this environment.

 Dennis Oklak - Duke Realty Corporation - President & COO

 Sure, Paul, this is Denny. I will make a couple of comments on that. One is, obviously, they have trended down and there’s a couple of reasons for that. One, the primary reason, really, is, though, the longer time it’s taken us to lease up some of these properties.

You know, we – we include when we do these calculations, all are carried to get these properties to break even and some of the properties that are in the pipeline now came on really toward the end of the cycle and that’s had a downward effect on it.

As far as the spread, obviously, interest rates over this same time period here have dropped, you know, 400 basis points probably, so, from purely a debt point of view we’ve – we’ve had a pickup there, of say that 400 basis points; but we don’t really look at our overall to capital as just our debt rate because obviously we’re only 30% leveraged so a lot of it is with preferred equity as well as common equity. So, even with these decreases in the rental rates, we believe we’ve at least held and maybe picked up up a little bit on our spreads.

 Paul Adornato - Cobblestone Research - Analyst

 Okay, and what would you see in terms of volume over the coming year in the value creation pipeline? Should we expect to see that trend upward?

 Dennis Oklak - Duke Realty Corporation - President & COO

 Well, we hope so. As the economy picks up, we would like to see that, and you can see that we’ve really trended up over the last few quarters and – but a lot of that – and a lot of that has been in the third party construction business. You know, this goes back to the number of ways we have to make money in – in our business and we’ve done it now with the third party construction business.

We would like to see, and hope to see, the held for rental properties begin to pick up as the economy starts to turn around a little bit. Because as I mentioned in the prepared remarks, the held for rental development has been the slowest part of our business this year.

 Paul Adornato - Cobblestone Research - Analyst

 Uh-huh. Okay.

And looking at the previous page, page 33, at the space vacated, it seems that the level – or the space coming back to you due to bankruptcies really hasn’t shown any turn around yet. Should we expect that number to turn around as the economy improves?

 Dennis Oklak - Duke Realty Corporation - President & COO

 Well, the – the basic answer to that is yes, Paul, but I think – we’ve had very good experience in very low, you know, bad debt issues within our portfolio, and you’re always going to have some, even in good economic times.

 Paul Adornato - Cobblestone Research - Analyst

 Okay, thank you.

Operator

 Our next question is from the line of Lou Taylor with Deutsche Banc.

 Louis Taylor - Deutsche Banc - Analyst

 Hi, thanks. On that same page, 33, Denny, it looks like your industrial contractions are, you know, running a little higher sequentially and ahead of last year’s pace. Can you just reconcile the level of contractions with – to the pickup in your business? Or pickup in industrial demand?

 Dennis Oklak - Duke Realty Corporation - President & COO

 Sure, Lou, there is really three significant transactions in that contraction and in all three of them we really have back filled the space. We did those contractions for a reason, to put new tenants in, and so that – I don’t think that’s a significant aberration in what’s happening in that area.

 Louis Taylor - Deutsche Banc - Analyst

 Okay.

Second question, just pertains to – it looks like – your new leases for the quarter, both new and renewals, it looks like you’re getting a little bit longer lease term on that. Is that just the mix of markets for the particular quarter? Or are you seeing just firmer commitments from the tenants? 1234.

 Dennis Oklak - Duke Realty Corporation - President & COO

 I think it is a little bit firmer commitments for the tenants.

I think tenants are now starting to realize that we’re probably at or near the bottom of the market on a rental rate side and they are pushing for longer term leases and we’re, you know, we’re okay – we’re going to do what the tenants want us to do. But we also, I think it’s important to note , always get rental rate increases throughout the terms of our lease.

 Louis Taylor - Deutsche Banc - Analyst

 Okay, thank you.

Operator

 Our next question is from the line of Jon Stewart with Merrill Lynch.

 Jonathan Stewart - Merrill Lynch - Analyst

 Good afternoon, just another quick question on page 34. For the past several quarters, your profit margin on the third party construction has been shrinking, but your backlog has been growing. I understand you have some incentive to lower pricing and there are competitive pressures. Also want to keep the crews in work. But by question is, at what point do you see sufficient demand to begin pushing pricing? And when do you think we’ll see profit margins turning back up?

 Dennis Oklak - Duke Realty Corporation - President & COO

 One other point I would make on that, Jon, is what I said in the prepared remarks, is that also we’re seeing really more – we’re doing more of this work right now, not on our land. And traditionally we’ve done a lot of this work on our land and now we’re doing some on the customers’ own land. So, that’s been some of the downward pressure.

Again, it’s really a factor of as the economy starts to pick back up and this business becomes a little more competitive, we will see those margins start to turn back the other direction and move up. And as I said before, I think we’re – we’ll hopefully start seeing some of that in mid-2004; but realistically, the significant movement is probably out until ‘05.

 Jonathan Stewart - Merrill Lynch - Analyst

 Okay, thank you.

Operator

 Our next question is from the line of Gary Boston with Smith Barney.

 Gary Boston - Smith Barney - Analyst

 Good afternoon. I was wondering if you could just give us some brief color on markets, and you mentioned that the industrial side was looking stronger than office currently. But just maybe on a, you know, top to bottom market perspective?

 Dennis Oklak - Duke Realty Corporation - President & COO

 I’m going to have Bob Fessler start out and give a little color on our Atlanta region.

 Robert Fessler - Duke Realty Corporation - Regional EVP

 From the Atlanta side, from the industrial side, we see the market as starting to firm up in Atlanta. The industrial market has absorbed a little bit over 4 million feet of space this year. We absorbed about 900,000 feet in the third quarter in our portfolio. So, we look for the industrial market here to continue firming up. The office side, our office product is approximately 91% leased.

We’re in great market positions here and we – we see that market continuing really to tread water, but our properties are going to maintain their occupancies.

Central Florida, central Florida, from the industrial side of the business, we see that market also firming up. We’ve absorbed 130,000 feet this quarter and renewed 50,000, and see other deals being done in the market.

We believe that that market is also hit bottom. From the office side of the business, central Florida is still a very tough office market and we are continuing to slug it out on the office side there. Raleigh, from the industrial side in Raleigh, we had a good quarter, absorbed 300,000 feet. We believe that market is also bottomed out.

From the office side, we do see activity in the third quarter, so we believe the office market there has also bottomed. The last market, Dallas – our Dallas industrial market, the whole portfolio is over 90% leased. The spaces have numerous prospects and we see that as being – probably coming back faster than the other markets and it’s a good market for us right now.

 Dennis Oklak - Duke Realty Corporation - President & COO

 And Bob Chapman?

 Robert Chapman - Duke Realty Corporation - Regional VP

 Yeah, I will just touch on a couple. In Chicago, there’s not much to say, on the industrial side, about 5 million square feet of net absorption this year. It’s been a very strong market, relative basis. We’re now 92% leased on the industrial side, and really most of the other industrial markets, Minneapolis and Nashville, are – are pretty flat.

We’ve seen a slight – slight decline in absorption in St. Louis on the industrial side; and the office, you know, Minneapolis continues to be soft, although we saw an increase in our occupancy from 84 to 86%. And Chicago, we also increased our occupancy from 77 to 82%. But, you know, generally just agreeing with Bob that office markets are, you know, soft, but they have bottomed.

 Dennis Oklak - Duke Realty Corporation - President & COO

 And then in the other midwestern markets, as I mentioned, Indianapolis industrial has really performed well this year and really taken – taken the occupancy from about 89% up to 95.5%. So, we’ve seen a firming of that market. We’ve also seen some pickup in – in Cincinnati, there’s been some movement on the industrial side there. Columbus, we’ve got a couple of big holes over there right now.

We had two 420,000 square foot leases expire this year, which we knew were coming. But there is some activity, hopefully, on back filling those and there is some activity on the industrial side in Cleveland. In all – all four of those markets, you know, the office, is just – as – as both the other Bob’s mentioned here, is just slow and it continues to be.

 Gary Boston - Smith Barney - Analyst

 Great, I think Jonathan has a question.

Johnathan - Smith Barney - Analyst

 Yes, I’m curious about how you’re thinking of speculative space and building it at this point? And how much of your current under construction projects are speculative?

 Dennis Oklak - Duke Realty Corporation - President & COO

 Well, Jonathan, we are looking at a couple of opportunities across the system on the industrial side. We’re not thinking about any on the office side. And the places that we’re thinking about it are places where basically our portfolio in the park is 100% leased and we’re still seeing activity, but we’re talking about maybe 3 – 2, 3, 4, projects of that kind.

And again, it’s a very limited basis, we’re being very cautious moving back into that area, but we are seeing a couple of places. As you can see, though, that our underdevelopment pipeline, even with those, has still remained significantly leased. 83%. 83%.

Johnathan - Smith Barney - Analyst

 If we look out a year from now, what do you think your total pipeline will look like? You have $429 million now. Do you think it will be substantially in excess of that? Based upon the activity you’re seeing?

 Dennis Oklak - Duke Realty Corporation - President & COO

 I – I don’t think I would say substantially in excess of that. I think we will continue to see good steady growth in that and it will probably change a little bit from the third party construction, hopefully over into the properties held for sale column and if things do really start to firm up in the properties held for rental.

Johnathan - Smith Barney - Analyst

 Great, thank you.

Operator

 Our next question is from the line of Lee Shallup with Banc of America Securities.

 Lee Schalop - Banc of America Securities - Analyst

 Hey, following up on the previous question about the pipeline. Can you talk about where you see the land inventory today? Is that something you’re comfortable with or could you be acquiring more land in anticipation of building out that pipeline?

 Dennis Oklak - Duke Realty Corporation - President & COO

 Well, we’ve – we’ve got a pretty good supply right now. And we’re very comfortable with it. We’ve tried to really, obviously, hold that in check as – through the last couple of years as things have been slow.

We’ve actually tried to improve our land position by selling some parcels that we don’t think are going to develop out for a while or that really aren’t as strategic as they once were, and we’ve had some success in doing that and selling some of our parcels to other uses, and we’ve been focused on that. We’ve really looked at limited opportunities acquire additional land because we believe we’ve got great positions.

The one place that we are probably looking at because we’re running low is in our Dallas industrial portfolio, and we’re looking for other land opportunities there. But very, very limited any other places.

 Lee Schalop - Banc of America Securities - Analyst

 Okay, thanks.

Operator

 We have a question from the line of Chris Haley with Wachovia Securities.

 Chris Haley - Wachovia Securities - Analyst

 Good afternoon. Denny or Bob – or both Bobs – with inventory numbers continuing to hold while we’re seeing general economic gains, what is driving the pickup in leasing activity on the industrial side?

Or your central kind of – you’re not really in the coastal or the port markets, so what’s driving the net absorption? Is it some of the bigger companies, the smaller companies? Just trying to...

 Dennis Oklak - Duke Realty Corporation - President & COO

 Well, Chris, I think it’s a combination of everything in some of the midwestern markets. We’ve seen some fairly large absorption numbers this year – just using Indianapolis as an example.

We had a 600,000 square foot new building that was sitting as inventory space for a while, which we filled that entire building with two leases this year. We had some other kind of leasing in the Cincinnati market, in the 2 and 300,000 square foot range, but we’ve also really seen a lot of the bread and butter deals come back, the 30, the 50, the 80,000 square foot deals in the medium bulk kind of product. So, it’s really coming from all over right now.

 Chris Haley  - Wachovia Securities - Analyst

 On the larger spaces, are those intermarket moves or do you think they are new requirements to a region?

 Dennis Oklak -- Duke Realty Corporation - President & COO

 Generally, they’re new requirements. I think what we’ve – what we’ve seen. And I – Bob or Bob, any comments on the other markets?

 Robert Fessler - Duke Realty Corporation - Regional EVP

 Denny, it’s Bob Fessler of the southeast. I would agree that it generally seem to be new businesses to the market, which has resulted in some true an absorption, but it’s hard to make a generalization.

 Chris Haley - Wachovia Securities - Analyst

 In Atlanta, for example, Bob, what would you say? What’s driving Atlanta right now? Or – it’s just been dead for a while and you’re finally seeing a catch-up?

 Robert Chapman - Duke Realty Corporation - Regional VP

 There is a lot of that, and the bread and butter deals – I believe that these smaller businesses are feeling more confident about the economy and they are taking down space from us now. You combine that with some larger transactions, which are new to the market, and it does result in positive absorption.

 Chris Haley - Wachovia Securities - Analyst

 Okay. Denny, when you look at your flex and industrial – flex and bulk warehouse portfolio, over the ensuing 12-month period, what would be reasonable expectations, just looking at those two – those two property types, to perform better in an economic recovery?

 Dennis Oklak - Duke Realty Corporation - President & COO

 Chris, I’m not sure I understood that. Which one do I think is going to perform better in a recovery?

 Chris Haley - Wachovia Securities - Analyst

 Yeah, or what points should I consider in terms of whether or not I think dirty flex or flex will perform better than bulk?

 Dennis Oklak - Duke Realty Corporation - President & COO

 Well, I would say typically the flex space follows a little bit more of the office market, at least in our experience. So, I think until the office market starts picking up, you’re not going to see much improvement in the flex space, maybe incremental.

But I do – again, we have some good movement on the bulk side in the last quarter and we have had this year because remember, we had this pickup in the bulk, even in spite of those two major terminations in Columbus, which is 850,000 square feet, that we had in the last four months. So, we are seeing some activity on the bulk, and sitting here today I would tell you that I think we’re going to see continued improvement on the bulk going into 2004. Maybe a little bit flat but then starting up again in early 2004 and the office and the flex are going to be flat.

 Chris Haley - Wachovia Securities - Analyst

 All right, my last question, I guess would be for John Guinee. Looking at sales activity going into the end of the year and into early ‘04, compared to your new investment activity on the bi-side, any thoughts on where you might check out in terms of net seller versus buyer?

 John Guinee - Duke Realty Corporation - EVP & CIO

 Yeah, Chris, we feel very good about our acquisition pipeline right now, particularly in the midwest. We think the yields are low, but the dollar per square foot, of which we’re able to acquire product, is pretty reasonable.

On the disposition side, our build for sale pipeline, which attracts institutional quality buyers and a lot of them, there’s just a tremendous amount of interest there and we feel very good about closing the deals we have in the pipeline there. On our secondary product, which is private buyer-oriented with leverage, there is a lot of capital, but those guys are more difficult to bring to the closing table and we see the markets flat to improving as we aren’t really being very active in the retrade game. And – and those are, you know, unknown at this time.

 Dennis Oklak - Duke Realty Corporation - President & COO

 On a net basis, Chris, we’re not sure yet – we are – as everybody knows, looking at shedding some of our older, industrial portfolio. We’re working on that, as John said, you know, those are tougher deals even today – but we are really trying to match up the acquisition pipeline with our dispositions so – so to try to ultimately be a net buyer, but we’re going to – we are going to dispose of some properties.

 Chris Haley - Wachovia Securities - Analyst

 All right, thank you.

Operator

 Our next question from the line of [INAUDIBLE] of Carinthian Partners.

INAUDIBLE - Corinthian Partners - Analyst

 Yes, thank you. Yes, just a very broad macro question. On your – on your different markets, first of all, I noticed reading the tables on page 22, that, you know, you have an enormous spread in terms of the percentable of annual net effect of rent coming from different districts. Is there some serious thought being given to disposing some of the smaller properties? The smaller states?

 Dennis Oklak - Duke Realty Corporation - President & COO

 Is your question, are we looking to get out of any of our cities?

INAUDIBLE - Corinthian Partners - Analyst

 Right, right.

 Dennis Oklak - Duke Realty Corporation - President & COO

 No, not at this time. We’re very happy with the markets we’re in.

Obviously, it’s been tough in all the markets in we’re in as in most markets in the country, but we’re happy and we believe we’ve got good product and good land positions for future development in all of our cities. As I said, we are looking at disposing of some product. In general, it’s some of our older industrial products, to get us through in the portfolio.

INAUDIBLE - Corinthian Partners - Analyst

 Yep. The other side of the question, are you seriously considering some new platforms?

 Dennis Oklak - Duke Realty Corporation - President & COO

 Well, at this point in time, I wouldn’t say we’re seriously considering. You know, we’re going keep looking at our growth opportunities, I think there’s other markets outside of the 12 core markets we’re in today that will make sense for us, and we’re – we’re constantly gathering data and monitoring some of those markets, but it has been a little bit tough as the activity’s been slow to really decide to make a move into those markets, but we continue to monitor them. But I would say nothing is imminent.

INAUDIBLE - Corinthian Partners - Analyst

 Okay, thank you.

Operator

 Next we have a question from the line of Jim Sullivan with Green Street Advisors.

 James Sullivan - Duke Realty Corporation - Green Street Advisors

 Thanks. Looking at your straight line rent receivable, that’s grown considerably over the last several quarters. Is that an indication that you’re increasingly using free rent as a weapon to gain some of this occupancy? Or are their other factors?

 Dennis Oklak - Duke Realty Corporation - President & COO

 I would say definitely, Jim, that there’s been an increase in the free rent in the last 18 months on – on most of our deals. And that probably leads to a big part of that increase in the receivable.

 James Sullivan - Duke Realty Corporation - Green Street Advisors

 And more broadly, your leasing philosophy with respect to free rent versus TI’s versus other incentives?

 Dennis Oklak - Duke Realty Corporation - President & COO

 Well, Jim, it’s always a balance of, you know, what the customer wants and what’s important to you, obviously. And the competitive environment that’s out there.

We are using – when times tough and you have higher vacancies, you know, your – your pressure on your rents is a little bit greater and free rent is a little greater, your TI’s are higher as always and we are experiencing that. Although I will say I don’t – we’ve monitored this and the free rent is not terribly out of the ordinary, it’s not a real significantly long period – it’s still, you know, in the four to five to maybe six-month range So four to six months on an average lease –

 James Sullivan - Duke Realty Corporation - Green Street Advisors

 Yeah, that’s not – [OVERLAPPING SPEAKERS]

 Dennis Oklak - Duke Realty Corporation - President & COO

 We’re not experiencing the free rent on all of our leases, either, it’s just – it’s a percentage of our leases.

 Matthew Cohoat - Duke Realty Corporation - SVP & Corporate Controller

 This is Matt, it’s really – it has increased, we’re still at – depending on how you want to look at it on a number of deals on a square footage basis, we’re only in the 10 to 20% of our leases that were giving free rent and Denny’s right, it’s in that 3 to 4 months range when we’re doing it, on average. It’s not across-the-board. It’s not an overly significant concession overall. It’s just relatively increased in the last 18 months from where it was.

 James Sullivan - Duke Realty Corporation - Green Street Advisors

 And a previous question, you were asked what was the mark-to-market for the ‘04 rollovers, I think you said negative 5 to 15%. Was that gross rent, net rent or net effective with the higher concessions you have to offer?

 Matthew Cohoat - Duke Realty Corporation - SVP & Corporate Controller

 That’s net effective and that would include, you know, the free rent that we have to offer. Not the – that doesn’t count the TI things, but, you know, that’s how we count the net effective rent.

 James Sullivan - Duke Realty Corporation - Green Street Advisors

 So, it includes – okay, I got it. Okay, switching to the merchant building business, how do you decide which properties you’re going to sell and which ones that you’re developing that you’re going keep?

 Dennis Oklak - Duke Realty Corporation - President & COO

 Well, in general, Jim, the guidelines we’ve – there is a couple of different guidelines. One is, you know, if it’s – if it’s a single tenant building, high credit quality, long-term lease with the very competitive and a relatively low margin, that’s something we’re probably going to put in the held for sale portfolio and sell that because there is a great market for that.

It’s a profitable business for us and the yield criteria doesn’t really meet up with what we want to hold long-term in our portfolio. The other area that we look at and we’ve said is our retail development portfolio. We’re really only doing merchant building in the retail portfolio right now. We’re not old holing any of that, which is a strategic decision we made a couple of years ago.

 James Sullivan - Duke Realty Corporation - Green Street Advisors

 Okay, thanks a lot.

Operator

 Again, ladies and gentlemen, if you do wish to ask a question, press star, then 1. And there are no further questions. Please continue.

 Dennis Oklak - Duke Realty Corporation - President & COO

 Thank you very much for joining our call today.

Go ahead and write down on your calendar that we plan on doing this again after our fourth quarter announcement. That call is tentatively scheduled for January 29th at 2:30 p.m. New York time. Thank you very much and have a great day.

Operator

 Ladies and gentlemen, that does conclude your conference for today. Thank you for your participation and for using AT&T executive teleconference. You may now disconnect.